Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2023

Achieving technology milestones while cutting expenses and reducing supply

BOISE, Idaho, March 28, 2023 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2023, which ended March 2, 2023.

Fiscal Q2 2023 highlights
•Revenue of $3.69 billion versus $4.09 billion for the prior quarter and $7.79 billion for the same period last year
•GAAP net loss of $2.31 billion, or $2.12 per diluted share
•Non-GAAP net loss of $2.08 billion, or $1.91 per diluted share
•Inventory write-downs of $1.43 billion, impact of $1.34 per diluted share
•Operating cash flow of $343 million versus $943 million for the prior quarter and $3.63 billion for the same period last year

“Micron delivered fiscal second quarter revenue within our guidance range in a challenging market environment,” said Micron Technology President and CEO Sanjay Mehrotra. “Customer inventories are getting better, and we expect gradual improvements to the industry’s supply-demand balance. We remain confident in long-term demand and are investing prudently to preserve our technology and product portfolio competitiveness.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-23	FQ1-23	FQ2-22	FQ2-23	FQ1-23	FQ2-22

Revenue	$3,693	$4,085	$7,786	$3,693	$4,085	$7,786
Gross margin	(1,206)	893	3,676	(1,161)	934	3,724
percent of revenue	(32.7%)	21.9%	47.2%	(31.4%)	22.9%	47.8%
Operating expenses	1,097	1,102	1,130	916	999	974
Operating income (loss)	(2,303)	(209)	2,546	(2,077)	(65)	2,750
percent of revenue	(62.4%)	(5.1%)	32.7%	(56.2%)	(1.6%)	35.3%
Net income (loss)	(2,312)	(195)	2,263	(2,081)	(39)	2,444
Diluted earnings (loss) per share	(2.12)	(0.18)	2.00	(1.91)	(0.04)	2.14

Investments in capital expenditures, net(2) were $2.16 billion for the second quarter of 2023, which resulted in adjusted free cash flows(2) of negative $1.81 billion. Micron ended the second quarter of 2023 with cash, marketable investments, and restricted cash of $12.12 billion. Micron’s Board of Directors has declared a quarterly dividend of $0.115 per share, payable in cash on April 25, 2023, to shareholders of record as of the close of business on April 10, 2023.

Business Outlook

The table below presents Micron’s guidance for the third quarter of 2023. This guidance assumes a write down of approximately $500 million associated with inventory produced during the third quarter, impacting both GAAP and non-GAAP diluted earnings (loss) per share by approximately $0.45.

FQ3-23	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$3.70 billion ± $200 million	$3.70 billion ± $200 million
Gross margin	(23.0%) ± 2.5%	(21.0%) ± 2.5%
Operating expenses	$1.07 billion ± $15 million	$900 million ± $15 million
Diluted earnings (loss) per share	($1.79) ± $0.07	($1.58) ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Tuesday, March 28, 2023 at 2:30 p.m. Mountain Time to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2023 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six months ended
	March 2, 2023	December 1, 2022	March 3, 2022	March 2, 2023	March 3, 2022

Revenue	$3,693	$4,085	$7,786	$7,778	$15,473
Cost of goods sold	4,899	3,192	4,110	8,091	8,232
Gross margin	(1,206)	893	3,676	(313)	7,241

Research and development	788	849	792	1,637	1,504
Selling, general, and administrative	231	251	263	482	522
Restructure and asset impairments	86	13	5	99	43
Other operating (income) expense, net	(8)	(11)	70	(19)	(5)
Operating income (loss)	(2,303)	(209)	2,546	(2,512)	5,177

Interest income	119	88	12	207	22
Interest expense	(89)	(51)	(55)	(140)	(100)
Other non-operating income (expense), net	2	(4)	6	(2)	(69)
	(2,271)	(176)	2,509	(2,447)	5,030

Income tax (provision) benefit	(54)	(8)	(255)	(62)	(474)
Equity in net income (loss) of equity method investees	13	(11)	9	2	13
Net income (loss)	$(2,312)	$(195)	$2,263	$(2,507)	$4,569

Earnings (loss) per share
Basic	$(2.12)	$(0.18)	$2.02	$(2.30)	$4.08
Diluted	(2.12)	(0.18)	2.00	(2.30)	4.04

Number of shares used in per share calculations
Basic	1,091	1,090	1,119	1,091	1,119
Diluted	1,091	1,090	1,130	1,091	1,130

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	March 2, 2023	December 1, 2022	September 1, 2022

Assets
Cash and equivalents	$9,798	$9,574	$8,262
Short-term investments	1,020	1,007	1,069
Receivables	2,278	3,318	5,130
Inventories	8,129	8,359	6,663
Other current assets	673	663	657
Total current assets	21,898	22,921	21,781
Long-term marketable investments	1,212	1,426	1,647
Property, plant, and equipment	39,085	39,335	38,549
Operating lease right-of-use assets	673	693	678
Intangible assets	410	428	421
Deferred tax assets	697	672	702
Goodwill	1,228	1,228	1,228
Other noncurrent assets	1,317	1,171	1,277
Total assets	$66,520	$67,874	$66,283

Liabilities and equity
Accounts payable and accrued expenses	$4,310	$5,438	$6,090
Current debt	237	171	103
Other current liabilities	708	916	1,346
Total current liabilities	5,255	6,525	7,539
Long-term debt	12,037	10,094	6,803
Noncurrent operating lease liabilities	610	625	610
Noncurrent unearned government incentives	529	516	589
Other noncurrent liabilities	832	808	835
Total liabilities	19,263	18,568	16,376

Commitments and contingencies

Shareholders’ equity
Common stock	123	123	123
Additional capital	10,633	10,335	10,197
Retained earnings	44,426	46,873	47,274
Treasury stock	(7,552)	(7,552)	(7,127)
Accumulated other comprehensive income (loss)	(373)	(473)	(560)
Total equity	47,257	49,306	49,907
Total liabilities and equity	$66,520	$67,874	$66,283

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	March 2, 2023	March 3, 2022

Cash flows from operating activities
Net income (loss)	$(2,507)	$4,569
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	3,863	3,413
Provision to write-down inventories to net realizable value	1,430	—
Stock-based compensation	303	247
(Gain) loss on debt repurchases	—	83
Change in operating assets and liabilities:
Receivables	2,910	(44)
Inventories	(2,896)	(900)
Accounts payable and accrued expenses	(1,795)	107
Other	(22)	91
Net cash provided by operating activities	1,286	7,566

Cash flows from investing activities
Expenditures for property, plant, and equipment	(4,654)	(5,876)
Purchases of available-for-sale securities	(293)	(922)
Proceeds from maturities of available-for-sale securities	765	631
Proceeds from government incentives	64	66
Proceeds from sales of available-for-sale securities	8	172
Proceeds from sale of Lehi, Utah fab	—	893
Other	(71)	(140)
Net cash provided by (used for) investing activities	(4,181)	(5,176)

Cash flows from financing activities
Proceeds from issuance of debt	5,221	2,000
Repurchases of common stock - repurchase program	(425)	(667)
Payments of dividends to shareholders	(252)	(224)
Payments on equipment purchase contracts	(76)	(105)
Repayments of debt	(53)	(1,981)
Other	19	(2)
Net cash provided by (used for) financing activities	4,434	(979)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	9	(16)

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,548	1,395
Cash, cash equivalents, and restricted cash at beginning of period	8,339	7,829
Cash, cash equivalents, and restricted cash at end of period	$9,887	$9,224

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventories

In the second quarter of 2023, we recorded a charge of $1.43 billion to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable values.

Debt Activity

Term Loan Agreement: On November 3, 2022, we entered into a Term Loan Agreement consisting of three tranches and borrowed $2.60 billion in aggregate principal amount, including $927 million due November 3, 2025, $746 million due November 3, 2026, and $927 million due November 3, 2027.

On January 5, 2023, we amended the Term Loan Agreement and borrowed an additional $600 million in aggregate principal amount, including $125 million due November 3, 2025, $250 million due November 3, 2026, and $225 million due November 3, 2027. Borrowings under the Term Loan Agreement will generally bear interest at adjusted term SOFR plus an applicable interest rate margin ranging from 1.00% to 2.00%, varying by tranche and depending on our corporate credit ratings.

Senior Unsecured Notes: On October 31, 2022, we issued $750 million principal amount of 6.750% senior unsecured notes due November 1, 2029 in a public offering and received proceeds of $744 million.

On February 9, 2023, we issued an additional $500 million principal amount of 6.750% senior unsecured notes due November 1, 2029 and received proceeds of $520 million. Additionally, we issued $750 million principal amount of 5.875% senior unsecured notes due February 9, 2033 and received proceeds of $745 million.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 2, 2023	December 1, 2022	March 3, 2022

GAAP gross margin	$(1,206)	$893	$3,676
Stock-based compensation	41	36	44
Other	4	5	4
Non-GAAP gross margin	$(1,161)	$934	$3,724

GAAP operating expenses	$1,097	$1,102	$1,130
Stock-based compensation	(95)	(90)	(75)
Restructure and asset impairments	(86)	(13)	(5)
Other	—	—	(76)
Non-GAAP operating expenses	$916	$999	$974

GAAP operating income (loss)	$(2,303)	$(209)	$2,546
Stock-based compensation	136	126	119
Restructure and asset impairments	86	13	5
Other	4	5	80
Non-GAAP operating income (loss)	$(2,077)	$(65)	$2,750

GAAP net income (loss)	$(2,312)	$(195)	$2,263
Stock-based compensation	136	126	119
Restructure and asset impairments	86	13	5
Amortization of debt discount and other costs	4	5	8
Other	4	5	80
Estimated tax effects of above and other tax adjustments	1	7	(31)
Non-GAAP net income (loss)	$(2,081)	$(39)	$2,444

GAAP weighted-average common shares outstanding - Diluted	1,091	1,090	1,130
Adjustment for stock-based compensation	—	—	13
Non-GAAP weighted-average common shares outstanding - Diluted	1,091	1,090	1,143

GAAP diluted earnings (loss) per share	$(2.12)	$(0.18)	$2.00
Effects of the above adjustments	0.21	0.14	0.14
Non-GAAP diluted earnings (loss) per share	$(1.91)	$(0.04)	$2.14

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 2, 2023	December 1, 2022	March 3, 2022

GAAP net cash provided by operating activities	$343	$943	$3,628

Expenditures for property, plant, and equipment	(2,205)	(2,449)	(2,611)
Proceeds from sales of property, plant, and equipment	17	23	27
Payments on equipment purchase contracts	(29)	(47)	(27)
Amounts funded by partners	62	2	11
Investments in capital expenditures, net	(2,155)	(2,471)	(2,600)
Adjusted free cash flow	$(1,812)	$(1,528)	$1,028

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management routinely excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Employee severance;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Amortization of debt discount and other costs;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-23	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$3.70 billion ± $200 million	—		$3.70 billion ± $200 million
Gross margin	(23.0%) ± 2.5%	2.0%	A	(21.0%) ± 2.5%
Operating expenses	$1.07 billion ± $15 million	$166 million	B	$900 million ± $15 million
Diluted earnings (loss) per share(1)	($1.79) ± $0.07	$0.21	A, B, C	($1.58) ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$55
A	Other – cost of goods sold	5
B	Stock-based compensation – research and development	62
B	Stock-based compensation – selling, general, and administrative	44
B	Restructure and asset impairments	60
C	Tax effects of the above items and other tax adjustments	5
		$231

(1)GAAP and non-GAAP earnings (loss) per share based on approximately 1.09 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.